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                                                                    EXHIBIT 5(i)

           ASSIGNMENT AND ASSUMPTION OF RIGHTS AND OBLIGATIONS UNDER
                         INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of January l, 1997, between Flagship Financial, Inc., a Delaware corporation (the "Assignor"), and Nuveen Advisory Corp., a Delaware corporation (the Assignee").

RECITALS

WHEREAS, Flagship Resources Inc. has entered into an Agreement and Plan of Merger dated as of July 16, 1996, pursuant to which Flagship Resources Inc. and its subsidiaries, Flagship Financial, Inc. and Flagship Funds Inc., will be acquired by The John Nuveen Company (the "Acquisition"); and

WHEREAS, Flagship Financial, Inc. acts as investment manager to the Golden Rainbow Fund A James Advised Mutual Fund ("Golden Rainbow Fund"), a series of Flagship Admiral Funds, Inc., pursuant to a Management Agreement dated May 30, 1991 the ("Management Agreement"); and James Investment Research, Inc. acts as investment adviser to the Golden Rainbow Fund pursuant to an Investment Advisory Agreement dated May 30, 1991 among James Investment Research, Inc., Flagship Financial, Inc. and the Golden Rainbow Fund (the "Advisory Agreement"); and

WHEREAS, on December 20, 1996, shareholders of the Golden Rainbow Fund approved a new investment management agreement identical to the existing Management Agreement, except that Nuveen Advisory Corp. will be substituted for Flagship Financial, Inc.; and

WHEREAS, by approving the new investment management agreement that is identical to the existing Management Agreement with Nuveen Advisory Corp. being substituted for Flagship Financial, Inc. shareholders of the Golden Rainbow Fund also reapproved the existing Advisory Agreement with James Investment Research, Inc., with Nuveen Advisory Corp. being substituted for Flagship Financial, Inc.

NOW, THEREFORE, IT IS AGREED THAT:

1. The Assignor hereby assigns to the Assignee, and Assignee hereby accepts, all of Assignor's rights and interests under the Advisory Agreement.

2. The Assignee hereby assumes and covenants to perform all the duties and obligations of the Assignor under the Advisory Agreement.

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IN WITNESS WHEREOF the parties have signed this instrument.

                                       FLAGSHIP FINANCIAL, INC.

                                       /s/Richard P. Davis
                                       -------------------------
                                       By:  Richard P. Davis
                                       Its: President


                                       NUVEEN ADVISORY CORP.

                                       /s/James J. Wesolowski
                                       -------------------------
                                       By:  James J. Wesolowski
                                       Its: Vice President

The undersigned hereby consent to and acknowledge the assignment and assumption of rights and obligations contemplated by this agreement.

THE GOLDEN RAINBOW A JAMES ADVISED
 MUTUAL FUND, a series of Flagship Admiral Funds Inc.

/s/Richard P. Davis                    Dated as of: December 20, 1996
-------------------------------
By:  Richard P. Davis
Its: President

JAMES INVESTMENT RESEARCH, INC.

/s/Francis E. James, Jr., Ph.D.        Dated as of: 24 December 1996
-------------------------------
By:  Francis E. James, Jr., Ph.D.
Its: President